UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 18, 2009 (November 17, 2009)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144
 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 13, 2009, EV Energy Partners, L.P. (the “Partnership”) paid to the holders of its common and subordinated units a cash distribution of $0.754 per unit for the third quarter of 2009. Pursuant to the terms of the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), two business days following payment of this cash distribution (November 17, 2009), all 3,100,000 of the Partnership’s subordinated units were automatically converted on a one−for−one basis into common units of the Partnership. The conversion occurred as a result of the Partnership’s satisfaction of certain financial tests required for early conversion of all its outstanding subordinated units into common units as set forth in the Partnership Agreement. The subordinated units were issued by the Partnership  in connection with its initial public offering in September 2006. The conversion of the subordinated units does not impact the amount of cash distributions paid by the Partnership.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: November 18, 2009	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.